EXHIBIT 12.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Matthew Lehman, certify that:

1.    I have reviewed this annual report on Form 20-F of Prima BioMed Ltd; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: December 3, 2012

/s/ Matthew Lehman
Matthew Lehman
Chief Executive Officer